                          MIAMI COMPUTER SUPPLY CORPORATION
                             4750 HEMPSTEAD STATION DRIVE
                                 DAYTON, OHIO  45429



                                   January 16, 1998

                                    VIA FACSIMILE


H. Clark Gilson,
Larry R. Goodman and
Ruy J. Pereira
Minnesota Western/Creative Office Products, Inc.
c/o Timothy G. Hoxie
Heller Ehrman White & McAuliffe
333 Bush Street
San Francisco, California  94104

Dear Gentlemen:

     This letter serves as an addendum and amendment to the Agreement and Plan of Reorganization by and among Miami Computer Supply Corporation ("MCSC"), MCSC California Acquisition Corporation ("MCAC"), Minnesota Western/Creative Office Products, Inc. ("Minnesota Western") and the stockholders named therein (the "Stockholders") dated November 21, 1997 (the "Agreement"). The Agreement is hereby amended in order to add as EXHIBIT F the Agreement of Merger and Officers' Certificates which were filed with the California Secretary of State on January 16, 1998. Copies of the Agreement of Merger and Officers' Certificates are attached hereto as SCHEDULE A.

     This change is being made in accordance with the wishes expressed in our discussions. By signing below, you agree to this addendum to and amendment of the Agreement.


                                        Sincerely yours,


                                        /s/ Michael E. Peppel
                                        ------------------------------
                                        Michael E. Peppel
                                        President

     IN WITNESS WHEREOF, MCSC, MCAC, Minnesota Western and the Stockholders have caused this amendment to the Agreement to be duly executed and delivered under seal, by their respective authorized officers, on the date first above written.

                               SIGNATURES ON NEXT PAGE

Amendment to Agreement
January 15, 1998
Page 2


                                        MIAMI COMPUTER SUPPLY CORPORATION

Witness:                                     By:  /s/ Michael E. Peppel
        ---------------------------               ---------------------------
          Thomas C. Winstel                       Michael E. Peppel
          Secretary                               President

                                        MCSC CALIFORNIA ACQUISITION
                                        CORPORATION

Witness: [ILLEGIBLE]                         By:  /s/ Michael E. Peppel
        ---------------------------               ---------------------------
                                                  Michael E. Peppel
                                                  President

                                        MINNESOTA WESTERN/CREATIVE OFFICE
                                        PRODUCTS, INC.

Witness: [ILLEGIBLE]                         By:  /s/ H. Clark Gilson
        ---------------------------               ---------------------------
                                                  H. Clark Gilson
                                                  President


                                        STOCKHOLDERS

                                        MR. GILSON

Witness: [ILLEGIBLE]                         By:  /s/ H. Clark Gilson
        ---------------------------               ---------------------------
                                                  H. Clark Gilson


                                        MR. PEREIRA

Witness: [ILLEGIBLE]                         By:  /s/ Ruy J. Pereira
        ---------------------------               ---------------------------
                                                  Ruy J. Pereira


                                        MR. GOODMAN

Witness: [ILLEGIBLE]                         By:  /s/ Larry R. Goodman
        ---------------------------               ---------------------------
                                                  Larry R. Goodman


                          SIGNATURES CONTINUED ON NEXT PAGE

Amendment to Agreement
January 15, 1998
Page 3


                                        THE GILSON TRUST

Witness: [ILLEGIBLE]                         By:  /s/ H. Clark Gilson
        ---------------------------               ---------------------------
                                                  H. Clark Gilson,
                                                  Trustee

Witness: [ILLEGIBLE]                         By:  /s/ Kay A. Gilson
        ---------------------------               ---------------------------
                                                  Kay A. Gilson,
                                                  Trustee


                                        THE PEREIRA TRUST

Witness: [ILLEGIBLE]                         By:  /s/ Ruy J. Pereira
        ---------------------------               ---------------------------
                                                  Ruy J. Pereira


                                        THE GOODMAN TRUST

Witness: [ILLEGIBLE]                         By:  /s/ Larry R. Goodman
        ---------------------------               ---------------------------
                                                  Larry R. Goodman,
                                                  Trustee


Witness: [ILLEGIBLE]                         By:  /s/ Linda D. Goodman
        ---------------------------               ---------------------------
                                                  Linda D. Goodman,
                                                  Trustee

                                 AGREEMENT OF MERGER

                                       BETWEEN

                       MCSC CALIFORNIA ACQUISITION CORPORATION

                                         AND

                   MINNESOTA WESTERN/CREATIVE OFFICE PRODUCTS, INC.
                                      *********



     AGREEMENT OF MERGER dated this 9 day of January, 1998, by and between MCSC, California Acquisition Corporation, a California corporation, herein called the surviving corporation, and Minnesota Western/Creative Office Products, Inc., a California corporation, herein called the merging corporation.

     WITNESSETH that:

     WHEREAS, the parties to this Agreement, in consideration of the mutual agreements of each corporation as set forth hereinafter, deem it advisable and generally for the welfare of said corporation, that the merging corporation merge into the surviving corporation under and pursuant to the terms and conditions hereinafter set forth;

     NOW THEREFORE, the corporations, parties to this Agreement, by and between their respective boards of directors, in consideration of the mutual covenants, agreements and provisions hereinafter contained do hereby agree upon and prescribe the terms and conditions of said merger, the mode of carrying them into effect and the manner and basis of converting the shares of the constituent corporations into the shares of the surviving corporation, as follows:

     FIRST:    The merging corporation shall be merged into the surviving corporation.

     SECOND:   The articles of incorporation of the surviving corporation shall be amended, upon the effective date of the merger, only to change the name of the surviving corporation to "Minnesota Western, Inc.," as follows:

     "Articles I of the Articles of Incorporation shall be deleted in its entirety and replaced with the following:

          The name of the corporation is "Minnesota Western, Inc."

     THIRD:    The terms and conditions of the merger are as follows:

     The directors and officers of the surviving corporation on the effective date of this merger, shall continue to be the directors and officers of the surviving corporation.

     Upon the merger becoming effective, the separate existence of the merging corporation shall cease and all property, rights, privileges, franchises, patents, trade-marks, licenses, registrations and other assets of every kind and description of the merged corporation shall be transferred to, vested in and devolve upon the surviving corporation without further act or deed and all property, rights, and every other interest of the surviving corporation and the merged corporation, shall be as effectively the property of the surviving corporation as they were of the surviving corporation and the merged corporation respectively. The merged corporation hereby agrees, from time to time, as and when requested by the surviving corporation or by its successors or assigns, to execute and deliver or cause to be executed and delivered all such deeds and instruments and to take or cause to be taken such further or other action as the surviving corporation may deem necessary or desirable in order to vest in and confirm to the surviving corporation title to and possession of any property of the merged corporation acquired or to be acquired by reason of or as a result of the merger herein provided for and otherwise to carry out the intent and purpose hereof and the proper officers and directors of the merged corporation and the proper officers and directors of the surviving corporation are fully authorized in the name of the merged corporation or otherwise to take any and all such action.

     All rights of creditors and all liens upon the property of either of said corporations shall be preserved unimpaired, and all debts, liabilities and duties of the merged corporation shall thenceforth attach to the surviving corporation and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

     FOURTH:   At the effective time (as defined in paragraph FIFTH hereof)
automatically by virtue of the merger and without any action on the part of any stockholder of the merger corporation:

               (a) each share of the common stock, no par value per share, of the surviving corporation issued and outstanding immediately prior to the effective time shall be unchanged and shall remain issued and outstanding and owned beneficially and of record by its sole stockholder; and

               (b) all of the issued and outstanding shares of the common stock, $10.00 per value per share of the merging corporation issued and outstanding immediately prior to the Effective Time shall be exchanged for cash (the "Cash Portion") in the amount of twelve million dollars ($12,000,000.00) and 881,703 shares of common stock, no par value per share, of Miami Computer Supply Corporation, the parent of the surviving corporation ("MCSC") (or, on a pro-rated basis, each issued and outstanding share of the merging corporation shall be converted into $11,428.571 plus 839.71714 shares of MCSC common stock).

     FIFTH:    This Agreement of Merger shall become effective on January 16,
1998.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement of Merger to be executed by their respective officers thereunto duly authorized on this 9 day of January, 1998.


                              MCSC CALIFORNIA ACQUISITION CORPORATION



                              By:  /s/ Michael E. Peppel
                                 --------------------------------
                                   Michael E. Peppel, President


                              By:  /s/ Thomas C. Winstel
                                 --------------------------------
                                   Thomas C. Winstel, Secretary



                              MINNESOTA WESTERN/CREATIVE OFFICE
                              PRODUCTS, INC.



                              By:  /s/ H. Clark Gilson
                                 --------------------------------
                                 H. Clark Gilson, President



                              By:  /s/ Larry R. Goodman
                                 --------------------------------
                                   Larry R. Goodman, Secretary



(*Names and titles of persons signing document must be typed under signatures.)

                               CERTIFICATE OF APPROVAL
                                          OF
                       MCSC CALIFORNIA ACQUISITION CORPORATION,
                               A CALIFORNIA CORPORATION

     Michael E. Peppel and Thomas C. Winstel certify that:

     1. They are the duly elected and acting President and Secretary, respectively, of the above-named corporation (this "Corporation").

     2. This certificate is attached to the Agreement of Merger dated as of December 23, 1997, providing for the merger Minnesota Western/Creative Office Products, Inc., a California corporation with and into this Corporation.

     3. The Agreement of Merger in the form attached has been approved by the board of directors of this Corporation.

     4. The principal terms of the Agreement of Merger in the form attached were approved by this Corporation by the vote of a number of shares of each class which equaled or exceeded the vote required, such classes, the total number of outstanding shares of each class entitled to vote on the merger and the percentage vote required of each class being as follows:


          Name of Class            Total Number of Outstanding        Percentage
          -------------            Shares entitled to vote                  vote
                                   -----------------------              required
                                                                        --------

    Common Stock,                  1,000                                  51%
    no par value

No vote of the shareholders of the Corporation's parent corporation were required.

     The undersigned, Michael E. Peppel and Thomas C. Winstel, the President and Secretary, respectively, of MCSC California Acquisition Corporation, each declares under penalty of perjury that the matters set out in the foregoing Certificate are true of his own knowledge.

     Executed at Dayton, Ohio on January 9, 1998.



                                        /s/ Michael E. Peppel
                                        ------------------------------
                                        Michael E. Peppel
                                        President


                                        /s/ Thomas C. Winstel
                                        ------------------------------
                                        Thomas C. Winstel
                                        Secretary

                               CERTIFICATE OF APPROVAL
                                          OF
                   MINNESOTA WESTERN/CREATIVE OFFICE PRODUCTS, INC.
                               A CALIFORNIA CORPORATION

     H. Clark Gilson and Larry R. Goodman certify that:

     1. They are the duly elected and acting President and Secretary, respectively, of the above-named corporation (this "Corporation").

     2. This certificate is attached to the Agreement of Merger dated as of January__, 1998, providing for the merger of this Corporation with MCSC California Acquisition Corporation.

     3. The Agreement of Merger in the form attached has been approved by the board of directors of this Corporation.

     4. The principal terms of the Agreement of Merger in the form attached were approved by this Corporation by the vote of a number of shares of each class which equaled or exceeded the vote required, such classes, the total number of outstanding shares of each class entitled to vote on the merger and the percentage vote required of each class being as follows:

          Name of Class            Total Number of Outstanding        Percentage
          -------------            Shares entitled to vote                  vote
                                   -----------------------              required
                                                                        --------

    Common Stock,                  1,050                                  51%
    $10.00 par value

     The undersigned, H. Clark Gilson and Larry R. Goodman, the President and Secretary, respectively, of Minnesota Western/Creative Office Products, Inc., each declares under penalty of perjury that the matters set out in the foregoing Certificate are true of his own knowledge.

     Executed at La Quinta (city), California on January 9, 1998.



                                        /s/ H. Clark Gilson
                                        ------------------------------
                                        H. Clark Gilson
                                        President


                                        /s/ Larry R. Goodman
                                        ------------------------------
                                        Larry R. Goodman
                                        Secretary